As filed with the Securities and Exchange Commission on June 19, 2006

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE AES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	54-1163725
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4300 Wilson Boulevard, Suite 1100

Arlington, Virginia 22203

(Address of principal executive offices)

Employees’ Thrift Plan of

Indianapolis Power & Light Company

(Full title of the plan)

Victoria D. Harker

Executive Vice President and Chief

Financial Officer

The AES Corporation

4300 Wilson Boulevard, Suite 1100

Arlington, Virginia 22203

(703) 552-1315

(Name and address, including zip code, and

telephone number of agent for service)

Copy to: John E. McGrady III, Esq. Buchanan Ingersoll PC One Oxford Centre 301 Grant Street, 20th Floor Pittsburgh, Pennsylvania 15219-1410 (412) 562-8800

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01	2,000,000	(2)(3)(4)	$17.55	$35,100,000.00	$3,755.70

(1)	Pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the “Act”), and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is based on the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on June 16, 2006.
(2)	Shares of the registrant are issuable under the Employees’ Thrift Plan of Indianapolis Power & Light Company (the “Plan”) pursuant to the terms of the Agreement and Plan of Share Exchange between the registrant and IPALCO Enterprises, Inc., dated as of July 15, 2000.
(3)	In addition, pursuant to Rule 416(c) under the Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.
(4)	If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered by this registration statement changes, the provisions of Rule 416 under the Act shall apply to this registration statement, and this registration statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this registration statement.

The Exhibit Index for this registration statement is at page 4.

STATEMENT

Pursuant to General Instruction E of Form S-8, this registration statement is being filed to register additional shares of Common Stock, par value $0.01, of the registrant (and plan interests) covered by the Employees’ Thrift Plan of Indianapolis Power & Light Company (the “Plan”) — the same classes of securities for which registration statements on Form S-8 were previously filed and declared effective (Registration No. 333-82306 and Registration No. 333-115028) in connection with the Plan. The contents of Registration No. 333-82306 and Registration No. 333-115028 are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit No.	Description	Method of Filing
5.1	Opinion of Buchanan Ingersoll PC regarding legality of the securities being registered	Filed herewith.

23.1	Independent Auditors’ Consent	Filed herewith.

23.3	Consent of Buchanan Ingersoll PC	(included in its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney	(included on signature page to this Registration Statement)

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on this 19th day of June, 2006.

THE AES CORPORATION

By:	/s/ Jay L. Kloosterboer Jay L. Kloosterboer Executive Vice President, Business Excellence

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Paul T. Hanrahan, Victoria D. Harker and Jay Kloosterboer, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	DATE	CAPACITY

/s/ Richard Darman Richard Darman	6/16/2006	Chairman of the Board and Director

/s/ Paul T. Hanrahan Paul T. Hanrahan, President and Chief Executive Officer	6/16/2006	Principal Executive Officer and Director

/s/ Victoria D. Harker Victoria D. Harker, Executive Vice President and Chief Financial Officer	6/16/2006	Principal Financial and Accounting Officer

/s/ Kristina M. Johnson Kristina M. Johnson	6/16/2006	Director

/s/ John A. Koskinen John A. Koskinen	6/16/2006	Director

/s/ Philip Lader Philip Lader	6/16/2006	Director

/s/ John H. McArthur John H. McArthur	6/16/2006	Director

/s/ Sandra O. Moose Sandra O. Moose	6/16/2006	Director

/s/ Philip A. Odeen Philip A. Odeen	6/16/2006	Director

/s/ Charles O. Rossotti Charles O. Rossotti	6/16/2006	Director

/s/ Sven Sandstrom Sven Sandstrom	6/16/2006	Director

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 19th day of June, 2006.

EMPLOYEES’ THRIFT PLAN OF
INDIANAPOLIS POWER & LIGHT COMPANY

By:	/s/ EDWARD J. KUNZ,
Edward J. Kunz,
on behalf of the Employees’ Pension &
Benefits Committee,
Indianapolis Power & Light Company,
Plan Administrator

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
5.1	Opinion of Buchanan Ingersoll PC regarding legality of the securities being registered	Filed herewith.

23.1	Independent Auditors’ Consent	Filed herewith.

23.3	Consent of Buchanan Ingersoll PC	(included in its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney	(included on signature page to this Registration Statement)